EXHIBIT 11.1               STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

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                                                                                        Period From
                                                                                       August 20, 1994
                                                                  JUNE 30              (inception) to
                                                          --------------------------       June 30,
                                                              1996           1995           1994
                                                          -----------------------------------------

PRIMARY:
Average shares outstanding                                  2,355,000      1,578,000        917,000

Net effect of stock and warrant issuances with exercise
 prices below the initial public offering price based
 on the treasury stock method                                                 65,000         65,000
                                                          -----------------------------------------

Total                                                       2,355,000      1,643,000        982,000
                                                          =========================================


Net Loss                                                  $(2,966,287)   $(1,846,183)   $  (534,918)
                                                          =========================================

Per share amount                                          $     (1.26)   $     (1.12)   $     (0.54)
                                                          =========================================


SUPPLEMENTAL:

Average shares outstanding                                  3,553,500
                                                          ===========

Net loss as stated                                        $(2,966,287)

Interest expense and debt origination costs
associated with senior notes, short-term
notes, and subordinated debt                                  495,812
                                                          -----------

Net loss as adjusted                                      $(2,470,475)
                                                          ===========

Per share amount                                          $     (0.70)
                                                          ===========
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